EMPLOYMENT SEVERANCE AGREEMENT

This Employment Severance Agreement ("Agreement") is made as of the 30th day of June, 2009, (the "Effective Date") by and between **YTB International, Inc.**, a Delaware Corporation with principal offices located at 1901 East Edwardsville Road, Wood River, IL 62095 (hereinafter referred to as "YTB"), and **Michael Brent** and **Derek Brent**, with offices at 560 Sylvan Avenue, Englewood Cliffs, NJ 07632 (herein referred to collectively as "Brents"); and **REZConnect Technologies, Inc.**, a New Jersey Corporation with principal executive offices located at 560 Sylvan Avenue, Englewood Cliffs, NJ 07632, (hereinafter referred to as "REZConnect"). In consideration of the covenants and agreements herein contained, and for good and valuable consideration the sufficiency and receipt of which are hereby declared, the parties hereto contract and agree as follows:

1) **Existing Employment Agreement:**

Michael Brent:

YTB and Michael Brent entered into an Employment Agreement dated January 1, 2008, (hereinafter referred to as the "Existing Employment Agreement"), which Existing Employment Agreement superseded and replaced in its entirety an Employment Agreement dated January 1, 2005, and amended effective as of November 22, 2006. The parties hereto intend to replace the Existing Employment Agreement with this Agreement.

The Existing Employment Agreement between YTB and Michael Brent is hereby revoked and rescinded and replaced entirely by this Agreement except for this clause indicated below:

YourTravelBiz.com Override. The Corporation acknowledges that Executive owns an override on the RTA sales and monthly fees generated by Representative position #2 of the Corporation's YourTravelBiz.com subsidiary's sales organization equal to 50% of the monthly commissions and overrides earned by said position #2, paid on a monthly basis. The compensation described in this Section 3.3 is fully vested to the Executive and its continuing receipt by Executive shall survive the termination of this Agreement.

Derek Brent:

YTB and Derek Brent entered into an Employment Agreement dated January 1, 2005, (hereinafter referred to as the "Existing Employment Agreement"), which existing Employment Agreement was amended effective as of November 22, 2006. The parties hereto intend to replace the Existing Employment Agreement with this Agreement.

The Existing Employment Agreement between YTB and Derek Brent is hereby revoked and rescinded and replaced entirely by this Agreement.

2) **Relationship of YTB and Brents:**

This Agreement shall not be construed as an agreement of employment with Brents, a partnership or any other form of business entity. Brents understand that they will not be treated as employees of YTB for purposes of the Federal Insurance Contributions Act (FICA), the Federal Unemployment Tax Act (FUTA), workers' compensation benefits, or income tax withholding under any provision of the Internal Revenue Code of 1986, as amended. Brents shall exclusively be responsible for the payment of all taxes and withholding payments for all compensation remitted to Brents by YTB under this Agreement, including interest and penalties, if any, which may be assessed. YTB will provide IRS Forms 1099 to Brents.

Brents agree to not allege, assert or report that Brents are employees of YTB. Specifically, Brents agree to not allege, report or assert that their relationship with YTB created an employee/employer relationship between YTB and Brents. Brents agree to assist YTB in the defense against any claim, allegation, or complaint that attempts to create or allege an employee/employer relationship between Brents and YTB.

YTB agree to represent the Brents in any legal action that has occurred directly from actions of YTB business model in which the Brents and or REZconnect have been sued by any third party.

Brents are not entitled to receive from YTB any benefits which otherwise
are or may be available to YTB employees, such as, but not limited to, health insurance, paid leave time (sick, personal, holiday, or vacation) or any qualified or unqualified retirement plans.

All accrued benefits in the 401k Plan in the name of Michael Brent and Derek Brent will be transferred to a plan of their designation.

Benefits of 401k contributions for Michael Brent and Derek Brent will be discontinued as of August 1, 2009.

3) **REZConnect:**

REZConnect is a wholly owned subsidiary of YTB. YTB hereby agrees to transfer all of its right, title and interests in REZConnect to Brents.

This transfer of ownership will be pursuant to a separate agreement prepared by Brents and executed simultaneously with the execution of this Agreement.

The parties hereto agree that Brents may consult with REZConnect on an as needed basis and Brents will not be limited in their professional activities by any previously existing non-complete agreements.

REZConnect will be allowed to sell consumer websites at a floor price of thirty-five dollars ($35.00) for a period of one (1) year from the date of signing this Agreement. Thereafter they may price consumer websites at any rate they select.

4) **Certificate of Deposit:**

Brents within one(1) business days of the execution of this Agreement shall transfer to YTB two hundred and seventy-five thousand dollars ($275,000).

5) **Payments to Michael Brent:**

YTB will pay to Michael Brent five thousand dollars ($5,000) per month (or $60,000 per year) for two (2) years beginning July 16, 2009 and ending July 14, 2011.

The first payment will be made on July 16, 2009 and the last payment will be made on July 14, 2011. Equal payments of two thousand three hundred seven dollars and seventy cents ($2,307.70) will be made every other Thursday, beginning July 16, 2009 and ending on July 14, 2011.

As additional compensation for Michael Brent revoking the Existing Employment Agreement, YTB shall issue stock certificates to Michael Brent, the amount of stock being determined as provided in this Paragraph 5.

Beginning July 1, 2009, and ending on December 31, 2012, YTB will calculate the difference between what would have been paid to Michael Brent each month pursuant to the Existing Employment Agreement and what was paid in cash to Michael Brent each month pursuant to this Agreement. To determine the amount that would be paid pursuant to the Existing Employment Agreement, that calculation would be made as if the Existing Employment Agreement had been terminated without cause as of the effective date of this Agreement. That difference will be paid to Michael Brent in the form of stock certificates with the value of each share of stock being calculated as follows.

In determining the value of each share of stock to be issued to Michael Brent, YTB shall use the three (3) prior month's average stock value for determining the amount of stock to be paid in the following month. For example, to calculate the amount of stock to be paid on July 1, 2009, YTB will utilize the average stock value for April, May and June 2009. YTB would issue shares within 15 days of the effective date which for example is July 15, 2009 covering the first three month period.

YTB shall have the option in its sole discretion to make up that difference in cash payments each month or through the issuance of stock certificates as provided above.

If for any reason YTB is unable to make the required payments to Michael Brent due to cash flow restraints, then in such event YTB agrees to reduce the income of Kim Sorensen, Scott Tomer and Lloyd Tomer in such amounts as to permit YTB to continue paying Michael Brent.

6) **Payments to Derek Brent:**

YTB will continue to pay Derek Brent his current payments for a period of two (2) years from the effective date of this Agreement. At the end of that two (2) year period, YTB will pay to Derek Brent an amount equal to his current payments in stock certificates of a value equal to those payments. The value of YTB stock will be determined as follows:

In determining the value of each share of stock to be issued to Derek Brent, YTB shall use the three (3) prior month's average stock value for determining the amount of stock to be paid in the following month. For example, to calculate the amount of stock to be paid on July 1, 2011, YTB will utilize the average stock value for April, May and June, 2011. The same issuance period as described in item 5 would be used for Derek Brent

YTB may, in its sole discretion, pay a portion of those payments in cash instead of stock. The duration of those payments is the time period that payments would continue as though the Existing Employment Agreement was terminated without cause as of the effective date of this Agreement.

If for any reason YTB is unable to make the required payments to Derek Brent due to cash flow restraints, then in such event YTB agrees to reduce the income of Kim Sorensen, Scott Tomer and Lloyd Tomer in such amounts as to permit YTB to continue paying Derek Brent.

7) **The Plan Agreement Termination:**

The Plan Agreement dated October 1, 2008, whereby Brents agreed to limit the amount of their YTB stock sales is hereby terminated by this Agreement. Those shares of YTB stock held by Gilford Securities for the benefit of Brents will be delivered to Brents and YTB will assist in the drafting of an opinion letter indicating that those shares of YTB stock may be offered for sale pursuant to applicable SEC rules.

YTB will have its legal counsel issue an opinion letter for Brents that all stock held by Brents individually or in trust may be sold. YTB further agrees to issue opinion letters to Brents when requested by them as long as they meet the rules and regulations of the SEC as to those opinion letter releases. The insider trading manual requirements and any other document restricting sale of stock for Brents will be lifted and no longer in place.

It is the intent of the Parties that all stock owned by Brents shall be unrestricted.

8) **Indemnification:**

Brents hereby agrees to indemnify, defend and hold YTB harmless from any and all claims, losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, experts, and consultants) of any kind or nature whatsoever arising out of or in any way relating to the operations and business of REZConnect.

YTB hereby agrees to indemnify, defend and hold Brents harmless from any and all claims, losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, experts, and consultants) of any kind or nature whatsoever arising out of or in any way relating to the operations and business of YTB.

9) **Confidentiality – Trade Secrets – Nondisclosure of Confidential Information:**

Brents shall not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation, or other entity, or utilize for its own benefit, in any manner whatsoever, any trade secrets, Intellectual Property, or confidential business or professional information, of any kind, nature, or description, concerning any matters affecting or relating to the business of YTB (collectively referred to as the "Confidential Information"), including, but not limited to, data and information regarding any and all novel features or methods, technical information, data, designs, drawings, general contacts, recruiting materials, training materials or methods, techniques, webinars, teleconferences, pricing and sales strategies, other sales information, profit margins, other financial information, or methods of operation.

This information will not be disclosed to persons except those authorized by YTB. This prohibition on Nondisclosure is effective for a period of two (2) years from the date of this Agreement.

The parties agree and acknowledge that this restriction as to YTB's protection of its Confidential Information is not contrary to public policy and is neither overbroad nor overlong and is otherwise reasonably necessary to support and protect YTB's legitimate business interests, including but not limited to protecting Confidential Information. Brents acknowledges that a violation of this provision would cause irreparable harm to YTB.

Brents agree that such breaches, whether threatened or actual, will give YTB the right to obtain injunctive relief, without the requirement to post bond, to restrain such disclosure or use. This right shall, however, be in addition to and not in lieu of any other remedies at law or in equity.

10) **Non-Solicitation:**

Each of the covenants and restriction contained in this Section are separate and independent covenants and shall apply for a period of two (2) uninterrupted years (the "Restrictive Period") from and after the execution of this Agreement and shall be construed as a series of Separate Covenants (hereinafter referred to as "Separate Covenants"). Each of the Separate Covenants shall be severable, and if at any time a court of competent jurisdiction determines that any of the Separate Covenants are invalid or unenforceable, the parties agree that the remaining Separate Covenant or Covenants shall continue in full force and effect. The parties agree and acknowledge that the covenants and restrictions set forth herein are not contrary to public policy and are neither

overbroad, nor overlong and are otherwise reasonably necessary to support and protect YTB's legitimate business interests.

Brents shall not directly or indirectly, call on, solicit, divert, or recruit any of YTB RTAs, Sales Representatives, Directors or Franchisees (except Sellers or Representatives who terminated their YTB relationship prior to the effective date of this Agreement). In addition, any YTB RTA, Sales Representative, Directors or Franchisees who have terminated their relationship with YTB and have been deleted by YTB are excluded from this clause.

Brents shall not directly or indirectly, on its own behalf or on behalf of others, solicit, divert, recruit, or hire away for employment (or attempt to hire away) nor employ any person employed by YTB. This restriction applies to any person that was employed by YTB on the termination date of this Agreement whether or not such employee is a full-time, part-time or temporary employee of YTB and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or at will.

11) **Assignment:**

Brents may not assign this Agreement without YTB's prior written consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

12) **Governing Law and Venue:**

The parties agree that if there is any dispute between them with regard to any matter pertaining to this EMPLOYMENT SEVERANCE AGREEMENT, then this dispute shall be exclusively resolved through binding arbitration under the Commercial Rules of the American Arbitration Association, with arbitration to occur at a mutually convenient location within the State of Illinois or in St. Louis, Missouri. This EMPLOYMENT SEVERANCE AGREEMENT shall be governed by the laws of the State of Illinois.

In the event an action is instituted with the American Arbitration Association for breach of this Agreement, each party shall bear it own attorney's fees and costs.

13) **Miscellaneous:**

If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that a provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

The failure of either party to enforce at any time, any of the provision of this Agreement or to require at any time performance by the other party of any of the provisions, shall not affect either the validity of this Agreement, or any part hereof, or the right of either party

thereafter to enforce each and every such provisions in accordance with the terms of this Agreement.

All notices under this Agreement shall be in writing and shall be hand delivered or mailed to the parties at the address forth set forth above or at such other address as shall be specified by like notice. If notice is mailed, such notice shall be deemed given five (5) business days after the date upon which the notice is placed in the United States Postal Mailbox, postage prepaid and registered or by Certified Mail – Return Receipt Requested.

In the event that YTB is involved in any litigation, or threatened litigation, arising out of the operations of REZConnect, or in connection with the employment of Michael and Derek Brent, Brents agree to fully cooperate with and assist YTB in defense of such claims.

14) **Entire Agreement:**

This Agreement constitutes the entire Agreement between the Parties, and no other additional promises, representations, guarantees, or agreements of any kind shall be valid unless in writing and signed by the party to be charged herewith.

YTB International, Inc.

BY: ______________________

J. Scott Tomer

TITLE: Chief Executive Officer

DATE: 7/1/09

REZConnect Technologies, Inc.

BY: ______________________

TITLE: President

DATE: 7/2/2009

____

MICHAEL BRENT

DATE: 7/2/2009

____

DEREK BRENT

DATE: 7/2/2009